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                                                                EXHIBIT 10.1


[NBD LOGO]                                       CREDIT AUTHORIZATION AGREEMENT
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NBD Bank (the "Bank"), 611 Woodward Avenue, Detroit, Michigan 48226-3947, has
approved the credit facilities listed below (collectively, the "Credit Facilities," and, individually, as designated below) to:

               Syntel, Inc.                                    (the "Borrower"),
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                         (Borrower's Name)

           5700 Crooks Road, Suite 301, Troy, MI 48098
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                         (Borrower's Name)

subject to the terms and conditions set forth in this agreement.

     1.0 CREDIT FACILITIES. (Check and complete applicable sections)

     1.1 UNCOMMITTED CREDIT AUTHORIZATIONS. The Bank has approved the uncommitted credit authorization listed below (collectively, the "Credit Authorizations," and, individually, as designated below) subject to the terms and conditions of this agreement and the Bank's continuing satisfaction with the Borrower's financial status. Disbursements under the Credit Authorizations are solely at the Bank's discretion. Any disbursement on one or more occasions shall not commit the Bank to make any subsequent disbursement.

     / / A. FACILITY A. The Bank has approved an uncommitted Credit
         Authorization to the Borrower in the principal sum not to exceed $____________________ in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be in the form of disbursements evidenced by credits to the Borrower's accounts and shall be repayable as set forth in a Master Demand Note executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes"). The proceeds of Facility A shall be used for the following purpose:__________________________________________, Facility
         A shall expire on __________________________________, 199__ unless earlier withdrawn.

     /X/ B. FACILITY B (INCLUDING LETTERS OF CREDIT). The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $15,000,000.00 in the aggregate at any one time outstanding ("Facility B"). Facility B shall include the issuance of [commercial/standby] letters of credit not exceeding $750,000.00 in the aggregate at any one time outstanding, expiring not later than April 14, 1998 [which shall include time drafts expiring not later than ** *** ** *** *** *** **, 199 __] (the "Letters of Credit").
         (Strike bracketed words if inapplicable.) Each Letter of Credit shall be in form acceptable to the Bank and shall bear a fee of 1% per year of the face amount of each standby Letter of Credit plus an issuance fee of $150.00 upon issuance of each Letter of Credit. (If no fee is listed, the Letter of Credit shall bear a fee to be agreed upon by the Bank and the Borrower). Credit under Facility B shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Note executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes") or by issuance of a Letter of Credit upon completion of an application acceptable to the Bank. The proceeds of Facility B shall be used for the following purpose: working capital. Facility B shall expire on August 31, 1997 unless earlier withdrawn.

     /X/ C. FACILITY C (PURCHASE MONEY TERM LOANS). The Bank has approved an uncommitted credit authorization to the Borrower in the principal sum not to exceed $10,000,000.00 in the aggregate at any one time outstanding ("Facility C"). Facility C shall be in the form of loans evidenced by the Borrower's notes on the Bank's form (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section I as the "Notes"), the proceeds of which shall be used to purchase the following: acquisition of companies. Interest on each loan shall accrue at a rate to be agreed upon by the Bank and the Borrower at the time the loan is made. The maturity of each note shall note shall not exceed 18 months from the note date. Facility C shall expire on August 31, 1997 unless earlier withdrawn.

     / / 1.2 TERM LOANS. The Bank agrees to extend credit to the Borrower in the form of term loans(s) (whether one or more, the "Term Loans") in the principal sum(s) of ____________________________________________
     respectively, bearing interest and payable as set forth in the Term Note(s) executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes"). The proceeds of the Term Loans shall be used for the following purpose: ___________________________________
     _____________________________________________________________________ .

         2.0 CONDITIONS PRECEDENT.

         2.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. Before the first extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:
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A.  LOAN DOCUMENTS.  The Notes; the letter of credit applications required by
Section 1.2; the security agreements, financing statements, mortgages and other documents required by Section 5.1; the guaranties required by Section 6.0; the subordination agreements required by Section 7.0; and any other loan documents which the Bank may resonably require to give effect to the transactions contemplated by this agreement;
B. EVIDENCE OF DUE ORGANIZATION AND GOOD STANDING. Evidence satisfactory to the Bank of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan doucment required by this agreement; and
C. EVIDENCE OF AUTHORITY TO ENTER INTO LOAN DOUCMENTS. Evidence satisfactory to the Bank that (i) each party to this agreement or any other loan document required by this agreement is authorized to enter into the transactions contemplated by this agreement and the other loan documents, and (ii) the person signing on behalf of each such party is authorized to do so.
2.2 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. Before any extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit, or otherwise, the following conditions shall have been satisfied:

A. REPRESENTATIONS. The representations contained in Section 10 shall be true on and as of the date of the extension of credit;
B. NO EVENT OF ACCELERATION. No event of acceleration shall have occurred and be continuing or would result from the extension of credit.
C. CONTINUED SATISFACTION. The Bank shall have remained satisfied with the Borrower's managerial and financial status;
D. ADDITIONAL APPROVALS, OPINIONS, AND DOCUMENTS. The Bank shall have received such other approvals, opinions and documents as it may reasonably request; and
E.  OTHER CONDITIONS.  For Facility C. satisfactory receipt and review of
                     ----------------------------------------------------
acquisition candidate financial statements and borrower's pro forma verifying
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covenant complian
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3.0  BORROWING BASE/ANNUAL PAY DOWN.

3.1 BORROWING BASE. (complete if applicable) Notwithstanding any other provision of this agreement, the aggregate principal amount outstanding at any one time under (check applicable clauses)
[ ]  Facility A
[X]  Facility B
shall not exceed the lesser of the Borrowing Base or $ 15,000,000.00 .
Borrowing Base means:                                 ----------------
(Check and complete applicable clauses)

[X] A. 75% of the Borrower's trade accounts receivable in which the Bank has a perfected, first priority, security interest, excluding accounts more than 90 days past due from the date of invoice, accounts subject to offset or defense, government, bonded, affiliate and foreign accounts, and accounts otherwise unacceptable to the Bank, plus

[ ] B. Inventory of the Borrower in which the Bank has a perfected, first priority, security interest, valued at the lower of cost or market, but not exceeding $_______________ in aggregate, as follows:
         [] (1)___________% of aggregate inventory; or
         [] (1)___________% of raw material inventory; and
         [] (2)___________% of work-in-process inventory; and
         [] (3)___________% of finished goods inventory, plus

[ ] C. ____% of the ________ value of the Borrower's machinery and equipment in which the Bank has a perfected, first priority, security interest, but not exceeding $_________________, plus

[ ] D. Additional Borrowing Base provisions are contained in the attached addedum.

3.2 ANNUAL PAY DOWN. (complete if applicable) Notwithstanding any other provision of this agreement, there shall be no debt outstanding under ___________________________________for a period of ______________________
       (Facility A, Facility B, etc.)
consecutive months during each fiscal year of the Borrower.

4.0  FEES AND EXPENSES.  (complete if applicable)

4.1 FEES. The Borrower shall pay the Bank the following fees, all of which the Borrower acknowledges have been earned by the Bank: 1/4% of amounts
advanced under Facility C.                              ---------------
--------------------------

4.2 OUT-OF POCKET EXPENSES. In addition to any fee set forth in Section 4.1 above, the Borrower shall reimburse the Bank for its out-of-pocket expenses and reasonable attorney's fees (including the fees of in-house counsel) allocated to the Credit Facilities.

5.0  SECURITY.

5.1 Payment of all amounts owing under the Credit Facilities shall be secured by the Borrower's grant of a continuing first security interest and/or real estate mortgage, as the case may be, covering its interest in the following property and all its additions, substitutions, increments, proceeds and products, present and future, whether now owned or later acquired. (the "Collateral"):

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(check and complete applicable clauses)
        [x]     A. Accounts Receivable.  All of the Borrower's accounts,
chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

        [ ]     B.  Inventory.  All of the Borrower's inventory, wherever
located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

        [ ]     C.  Equipment.  All of the Borrower's equipment, wherever
located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

        [ ]     D.  Real Estate.  The real property, including improvements, located at __________________________________________________________________.
The Borrower shall deliver to the Bank an executed mortgage ALTA mortgage title insurance policy without exceptions with mortgage survey certified to the Bank and the title company, and, where applicable, an assignment of rents, subordinations of leases and assignments of land contracts, all in form and substance satisfactory to the Bank.

        [ ]     E.  _________________________________________________________
_____________________________________________________________________________
        5.2 No forbearance or extension of time granted any subsequent owner of the Collateral shall release the Borrower from liability.

        5.3 Additional Collateral/Setoff. To further secure payment of all amounts owing under the Credit Facilities and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity), and (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the Credit Facilities, inn whole or partial payment of the Credit Facilities or other present or future liabilities, without any requirement of mutual maturity.

        5.4 Cross Lien. Any of the Borrower's other property in which the Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the Collateral for the Credit Facilities.

        6.0     Guaranties.  (complete if applicable)

        Payment of the Borrower's liabilities under the Credit Facilities shall be guaranteed by______________________________________________________________,
by execution of the Bank's form of guaranty agreement. The liability of the guarantors, if more than one, shall be joint and several.

        7.0     Subordination.  (complete if applicable)

        The Credit Facilities shall be supported by the subordination of debt owing from the Borrower to ___________________________________________________,
including without limitation debt currently owing in the amount of $_____________________, in manner and by agreement satisfactory to the Bank.

        8.0 Affirmative covenants. So long as any debt remains outstanding under the Credit Facilities, the Borrower, and each of its subsidiaries, if any, shall:

        8.1 Insurance. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

        8.2 Existence. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

        8.3 Financial Records. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

        8.4 Notice. Give prompt notice to the Bank of the occurance of (i) any event of acceleration, and (ii) any other development, financial or otherwise, which would affect the Borrower's business, properties or affairs in a materially adverse manner.

        8.5 Collateral Audits. (complete if applicable) Permit the Bank or its agents to perform___________________________________________
                                (monthly, annual, etc.)
audits of the Collateral. The Borrower shall compensate the Bank for those audits in accordance with the Bank's schedule of fees as may be amended from time to time. Whether or not this section has been completed, the Bank shall retain the right to inspect the Collateral and business records related to it at such times and at such intervals as the Bank may reasonably require.

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   8.6 MANAGEMENT, (complete if applicable) Maintain __________________________
as ____________________________________________________________________________.

   8.7 FINANCIAL REPORTS. Furnish to the Bank whatever information, books and records the Bank may reasonably request, including at a minimum: (Check and complete applicable clauses. If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis.)

          A. Within 45 days after each   quarterly     period, a balance sheet
                                      -----------------
                                     (Monthly/quarterly)

   as of the end of that period and statements of income, retained earnings, and cash flows from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents.


          B. Within 180 days after and as of the end of each of its fiscal years, a detailed audit
                     ---------------------------
                     (audit/financial statement)

   including a balance sheet and statements of income, retained earnings, and cash flows certified
              ----------------------------
              (reviewed/compiled/certified)

   by an independent certified public accountant of recognized standing.

          C. Within 25 days after and as of the end of each calendar month, the following lists, each certified as correct by one of its authorized agents:

                 /X/   (1) a list of accounts receivable, aged from date of
                           invoice;
                 / /   (2) a list of accounts payable, aged from date of
                           receipt;
                 / /   (3) a list of inventory, valued at the lower of cost or
                           market.
   / /    D. Within _______ days after and as of the end of each calendar year, the signed personal financial statement of ________________________________.
                                                 (Borrower/Guarantor/other)

          E. Within 5 days after filing, a signed copy of the annual tax return, with exhibits, of Syntel, Inc.
   ____________________________________________________________________________
                           (Borrower/Guarantor/other)

   / /    F. An Environmental Certificate on the Bank's form on and as of due of this agreement, and thereafter as required by the Environmental
   Certificate.

   / /    G. __________________________________________________________________
   ____________________________________________________________________________
   ___________________________________________________________________________.

   9.0 NEGATIVE COVENANTS.
   9.1 DEFINITIONS. As used in this agreement, the following terms have the following respective meanings:
   A. "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.
   B. "Tangible Net Worth" means total assets less intangible assets and total liabilities. Intangible assets include goodwill, patents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.
   9.2 Unless otherwise noted, the financial requirements set forth in this section shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.
   9.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facilities, the Borrower shall not: (where appropriate, covenants shall apply on a consolidated basis - clauses H0 apply only if completed.)
       A. DIVIDENDS. Acquire or retire any of its shares of capital stock, or declare or pay dividends or make any other distributions upon any of its shares of capital stock, except dividends payable in its capital stock, and dividends payable to "Subchapter S" corporation shareholders, in amounts sufficient to pay the shareholder(s) income tax obligations related to the Borrower's taxable income.
       B. SALE OF SHARES. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any such shares or securities.
       C. DEBT. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.
       D. GUARANTIES. Guarantee or otherwise become or remain secondarily liable on the undertaking of another, except for endorsement of drafts for deposit and collection in the ordinary course of business.
       E. LIENS. Create or permit to exist any of its property, real or personal, except: existing liens known to the Bank; liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities; and liens for taxes being contested in good faith.
       F. ADVANCES AND INVESTMENTS. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

        G. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Banks request, the Borrower shall furnish to the Bank a completed Federal Reserve Board Form U-1.

        H. WORKING CAPITAL. Permit the difference between its current assets [less all sums owing from stockholders, members or partners, as the case may be, and from officers, managers and directors] and current liabilities [plus all sums (other than Subordinated Debt) owing to stockholders, members or partners, as the case may be, and to officers, managers and directors] to be less than $____________________. (Strike bracketed words if not applicable.)

        I. TANGIBLE NET WORTH [Plus Subordinated Debt]. Permit its Tangible Net Worth to be less than $14,000,000.00. Increasing annually by 50% net income after sub-s tax distributions.

        J. CURRENT RATION. Permit the ratio of its current liabilities to be less than __________________________________to 1.00.

        K. LEVERAGE RATIO. Permit the ratio of its total liabilities to its Tangible Net Worth to exceed 1.00 to 1.00. (Strike bracketed words if not applicable).

        L. FIXED ASSETS. Expend for, contract for, lease, rent, or otherwise acquire fixed assets, of the expense to the Borrower, and all subsidiaries, if any, shall exceed $___________________________ in the aggregate of any one fiscal year.

        M. LEASES. Contract for or assume in any manner, lease obligations if the aggregate of all payments shall exceed $______________________ in any one fiscal year.

        N. COMPENSATION. Pay, or award compensation of any kind, in any one fiscal year, to___________________________________exceeding $______________.
     **(T/N/W defined as total assets less intangible assets, investments in related entities, sums owing from stockholders, officers, directors, and employees, less total liabilities).

     10.0 REPRESENTATIONS BY BORROWER. Each Borrower represents that: (a) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) this agreement and the Notes are valid and binding agreements, enforceable according to their terms; and (c) all balance sheets, income statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower, if other than a natural person, further represents that: (a) it is duly organized, existing and in good standing under the laws of the jurisdiction under which it was organized; and
(b) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (i) are within its powers; (ii) and have been duly authorized by all necessary action of its governing body, and
(iii) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreements governing its affairs.

     11.0  ACCELERATION.

     11.1 EVENTS OF ACCELERATION. If any of the following events occur, the Credit Facilities shall terminate and all borrowings under them shall become due immediately, without notice, at the Bank's option, whether or not the Bank has made demand.
           A. The Borrower or any guarantor of any of the Credit Facilities ("Guarantor") fails to pay when due any amount payable under the Credit Facilities or under any agreement or instrument evidencing debt to any creditor.
           B. The Borrower or any Guarantor (a) fails to observe or perform any other term of this agreement or the Notes; (b) makes any materially incorrect or misleading representation, warranty or certificate to the Bank;
(c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facilities) such that the creditor declares the debt due before its maturity.
           C. There is a default under the terms of any loan agreement, mortgage, security agreement or any other document executed as part of the Credit Facilities, or any guaranty of the liabilities under the Credit Facilities becomes unenforceable in whole or in part or any Guarantor fails to promptly perform under its guaranty.
           D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate the Borrower.
           E. The Borrower or any guarantor becomes insolvent or unable to pay its debts as they become due.
           F. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for it or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction.
           G. A custodian, receiver or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after the appointment.
           H. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and those proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of the proceedings.
           I. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor.
           J. The Borrower or any Guarantor dies.

                K. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases, or otherwise aquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwighstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor).
                L. The loan-to-value ratio of any pledged securities at any time exceeds ______%, and such excess continues for five (5) days after notice from the Bank to the Borrower.
                M. There is a substantial change in the existing or prospective financial conditionof the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse.
                N.  The Bank in good faith shall deem itself insecure.

        11.2 REMEDIES. If the amounts owing under the Credit Facilities are not paid at maturity, whether by demand, acceleration, or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. the Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any collateral. The borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Credit Facilities, including, without limitation, reasonable attorneys' fees and court costs (whether attributable to the Bank's in-house or outside counsel.) These costs and expenses shall include, without limitation, any costs or expenses incurred by
                              SCHEDULE 3.02(l)(ii)

Union Contractsff
        Carlisle, PA            UNITE (formerly ACTWU)
        Lewistown, PA           UNITE (formerly ACTWU)
        Carlisle, PA            IUOE
        Mississauga, Ont.       UNITE (formerly ACTWU)

Organizing Attempts in past 5 years
        Sidney, Ohio            Teamsters (vote taken and turned down)
        Lebanon, Ohio           UAW and United Food and Commercial Workers Union
the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

        12.0  MISCELLANEOUS.

        12.1 Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or fax number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested,
(c) first class or express mail, postage prepaid, (d) Federal Express, or like overnight courier service, or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt kf delivered by hand or wire transmission, three (3) business days after mailing if mailed by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

        12.2 No delay on the part of the Bank in the execise of any right or remedy shall operate as a waiver. No single or partial exercise by the bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occassion.

        12.3 This agreement, the Notes, and any related loan doucments embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes shall be invalid, illegal or uneforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and such validity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the borrower under this agreement or the Notes in any other jurisdiction.

        12.4 The Borrower, if more than one, shall be jointly and severally liable.

        12.5 This agreement is delivered in the State of Michigan and governed by Michigan law. This agreement is binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns.

        12.6 Section headings are for convenience of reference only and shall not affect the interpretation of this agreement.

        13.0 WAIVER OF JURY TRIAL. The Bank and Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement, or any of the transactions contemplated by this agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial canot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.
Executed by the parties on:  Sept. 13, 1996.
                           -----------------
                                 (Date)

"BANK":                                             "BORROWER":
   NBD Bank                                            Syntel, Inc.
--------------------------                          --------------------------
--------------------------                          --------------------------
  BY: MARY ANN LIEVOIS                                BY: X
--------------------------                          --------------------------
      Mary Ann Lievois                                 Bharat Desai, President
--------------------------                          --------------------------
ADDRESS FOR NOTICES:                                ADDRESS FOR NOTICE:
 2155 W. Big Beaver                                 5700 Crooks Road, Suite 301
--------------------------                          ---------------------------
Troy, MI  48084                                     Troy, MI  48098-2809
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Fax/Telex No. 810-816-0233                          Fax/Telex No.
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